Exhibit (g)(15)

SIXTH AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Sixth Amendment (the “Amendment”) to the Transfer Agency and Service Agreement dated as of September 1, 2001 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”), is made as of March 19, 2013 by and between The Glenmede Fund, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street” or the “Transfer Agent”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, State Street and the Company desire to amend the Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendment.

(a)	The following is added as Section 1.2(d) of the Agreement:

“Shareholder Account Electronic Access Services. Upon the request of the Company, the Transfer Agent shall provide Shareholders with electronic access to their own account balance and transaction history information. The parties agree to the services and terms as stated in the attached schedule (“Schedule 1.2(d)” entitled “Shareholder Account Electronic Access Services”) that may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the services by the Transfer Agent pursuant to this Section 1.2(d), the Company agrees to pay the Transfer Agent such fees and expenses associated with such additional services as mutually agreed in writing from time to time.”

(b)	The following is added as Section 1.2(e) of the Agreement:

“Financial Intermediary Electronic Access Services. Upon the request of the Company, the Transfer Agent shall provide certain broker-dealers, third-party record keepers or similar service providers of the Company’s Shareholders (individually a “Financial Intermediary” and collectively the “Financial Intermediaries”) with electronic access to the account balance and transaction history information of those Shareholder accounts for which the Financial Intermediary has the written consent of such Shareholder to have access to such information. The parties agree to the services and terms as stated in the attached schedule “Schedule 1.2(e)” entitled “Financial Intermediary Electronic Access Services” that may be changed from time to time subject to mutual written agreement between the parties. In consideration of the performance of the services by the Transfer Agent pursuant to this Section 1.2.(e), the Company agrees to pay the Transfer Agent such fees and expenses associated with such additional services as mutually agreed in writing from time to time.”

(c)	The attached Exhibit 1 is added as Schedules 1.2(d) and 1.2(e) of the Agreement.

2.	Miscellaneous.

(a)	Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect.

(b)	Appendix A annexed hereto shall replace in its entirety any prior Appendix A.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

THE GLENMEDE FUND, INC.

By:	/s/ Kimberly C. Osborne
Name:	Kimberly C. Osborne
Title:	Executive Vice President, The Glenmede Fund, Inc.

SIXTH AMENDMENT TO

TRANSFER AGENCY AND SERVICE AGREEMENT

EXHIBIT 1

Schedule 1.2(d)

Shareholder Account Electronic Access Services

Dated: March 19, 2013

1.	Shareholder Access Services

1.1	As directed by the Funds and subject to the terms of this Schedule 1.2(d), State Street agrees to provide Shareholders with electronic access to such Shareholder’s own account balance and transaction history information (the “Shareholder Access Services”).

1.2	State Street will provide the Shareholder Access Services through a third party service provider retained by State Street (“Vendor”).

a)	State Street’s Vendor as of the date of this Amendment shall be Envision Financial Systems (“ENFS”) pursuant to that certain Software License and Service Agreement between State Street and ENFS dated as February 6, 2004, as amended, modified or supplemented from time to time (“ENFS Agreement”). In the event that the ENFS Agreement shall terminate for any reason, State Street agrees to provide prompt notice to the Funds of any such termination and State Street agrees to act reasonably and promptly to retain a replacement Vendor. Until such replacement Vendor has been retained by State Street and is operational, the Shareholder Access Services shall be suspended. If a replacement Vendor cannot be identified or retained, the Shareholder Access Services and this Schedule shall terminate.

b)	The Shareholder Access Services terms and conditions of use as published from time to time on the electronic access web site, security and encryption requirements, format, content and specific Shareholder information to be provided will be as agreed to by the Funds and the Shareholders, as applicable, and acceptable to the Vendor. If, in connection with the Shareholder Access Services, access to or use of such Shareholder Access Services requires the Shareholder or user to “accept” various terms and conditions, State Street acknowledges that such terms and conditions are “accepted” by Shareholder or user or their designee in order to access or use the Shareholder Access Services and shall not be deemed to be “accepted” by the Fund.

c)	Each Fund represents and warrants that any Shareholder account, transaction and other information provided by the Fund to State Street and/or the Vendor (either directly or through State Street) (i) will not infringe or violate the rights of any third party, including, but not limited to, patents, copyrights, trademarks and trade secrets, (ii) will not be defamatory or obscene and (iii) will not violate any other applicable law.

d)	In the event that (A) State Street or the Vendor believes in good faith that a Fund or Shareholder has provided Shareholder information that (i) infringes or violates the rights of any third party, including, but not limited to, patents, copyrights, trademarks and trade secrets, (ii) is defamatory or obscene, or (iii) violates any other applicable law; then (B) State Street or the Vendor shall have the right, but not the obligation, to delete or destroy information relating to such breach and State Street and the Vendor may suspend Shareholder Access Services with respect to such Shareholder immediately. Upon any event which may cause State Street to suspend Shareholder Access Services as described in this Section 1.2(d), if reasonably practicable, State Street will provide notice to the Funds thirty (30) business days prior to such suspension; provided, however, that if such Fund takes such action as may be requested by State Street to eliminate such event, State Street shall not suspend its provision of Shareholder Access Services, or, if its provision of Shareholder Access Services has been suspended, shall reinstate the provision of Shareholder Access Services hereunder.

e)	The ENFS Agreement provides for data protection provisions substantially similar to the data protection provisions set forth in the Information Security Program Agreement dated March 1, 2010 between State Street and the Company.

1.3	State Street agrees that any Shareholder information received by State Street in connection with the Shareholder Access Services is and shall remain the property of the Funds and if not previously provided to the Funds, will be returned to the Funds by State Street following any termination of the Shareholder Access Services by the Company, subject to record-keeping requirements to which State Street may be subject by law. State Street shall have no responsibility, obligation or liability with respect to any Shareholder information or other information transmitted to the Vendor by any person or entity other than State Street.

1.4	Neither State Street nor the Vendor shall be obligated to file any forms or information with any regulator, or enter into any agreement with the Shareholders or other persons, in connection with the Shareholder Access Services.

1.5	For purposes of the Shareholder Access Services, except as otherwise expressly stated in this Schedule, State Street makes no representation or warranty, either express or implied, concerning the Shareholder information or any other information, Shareholder Access Services, reports or analysis provided hereunder or by any third party.

1.6	The provisions of Section 1.5 shall survive the termination of the Agreement.

2.	Acknowledgments

2.1	Each Fund acknowledges and agrees that:

a)	State Street undertakes to comply with laws, rules and regulations applicable to its performance of the services under the Agreement. State Street is agreeing to provide the Shareholder Access Services, and is not undertaking and shall not be responsible for any aspect of compliance with applicable rules or regulations by the Funds; and

b)	State Street’s provision of Shareholder Access Services hereunder is dependent upon the receipt by State Street of information, products and Shareholder Access Services from third parties, including without limitation, the Vendor.

2.2	The provisions of this Section 2 shall survive the termination of the Agreement.

3.	Cooperation; Reliance on Information

3.1	Each Fund acknowledges and understands that State Street’s ability to provide the Shareholder Access Services under the terms and conditions set forth in this Schedule is contingent upon ongoing cooperation between the Funds and State Street. The Funds shall act in good faith to cooperate with State Street, to enable or assist State Street in performing any of the Shareholder Access Services. State Street shall act in good faith to cooperate with the Funds in performing the Shareholder Access Services.

3.2	In the course of discharging its duties hereunder and subject to Section 3.3, State Street may act in reasonable reliance on the data and information provided to it by or on behalf of a Fund or by any persons authorized by a Fund including, without limitation, any Shareholder.

3.3	Except as expressly stated otherwise in this Schedule, State Street shall have no responsibility for, or duty to review, verify or otherwise perform any investigation as to the completeness, accuracy or sufficiency of any data or information provided by a Fund, any persons authorized by such Fund including, without limitation, any Shareholder, and shall be without liability for any losses or damages suffered or incurred by any person as a result of State Street having relied upon and used such information in good faith.

3.4	The provisions of this Section 3 shall survive the termination of the Agreement.

4.	Shareholder Access Services - Intellectual Property

4.1	Each Fund acknowledges and agrees that all hardware, applications, databases, security, software, systems, interfaces, and technology of all types (“Technology”) used by State Street, the Shareholders, the Vendor and any other third party service provider to comply with or provide Shareholder Access Services under this Schedule are and shall remain the property of such party. No Fund or Shareholder shall itself, or permit any third party or device to (i) reproduce, modify or create derivative or other works of the Technology or any part thereof; (ii) license, distribute, disclose, rent, lease, grant a security interest in, or otherwise transfer the Technology to any third party, in whole or in part, standalone or in combination with any other product; (iii) reverse engineer, disassemble, decompile or otherwise attempt to derive the source code of any Technology or use the Technology to develop, enhance or modify products or systems that compete with State Street, the Vendor, any Shareholder or other third party or that are intended for commercial distribution; (iv) knowingly take any action that jeopardizes the proprietary rights of others in the Technology; (v) alter, obscure or delete any copyright notices and trademarks contained in the Technology; or (vi) distribute the Technology on a standalone basis or for standalone use.

4.2	State Street represents and warrants to the best of its knowledge as of the date of this Schedule that: (i) its Vendor owns or has a valid license to the Shareholder Access Services; (ii) the Shareholder Access Services do not infringe on any third party intellectual property rights; and (iii) that its Vendor has the right to license and has licensed the Shareholder Access Services to State Street for use by the Funds hereunder.

Schedule 1.2(e)

Financial Intermediary Electronic Access Services

Dated: March 19, 2013

1.	Financial Intermediary Access Services

1.1	As directed by the Funds and subject to the terms of this Schedule 1.2(e), State Street agrees to provide Financial Intermediaries with electronic access to the account balance and transaction history information of those Shareholder accounts for which the Financial Intermediary has the written consent of such Shareholder to have access to such information (the “Intermediary Access Services”).

1.2	State Street will provide the Intermediary Access Services through a third party service provider retained by State Street (“Vendor”).

a)	State Street’s Vendor as of the date of this Amendment shall be Envision Financial Systems (“ENFS”) pursuant to that certain Software License and Service Agreement between State Street and ENFS dated as February 6, 2004, as amended, modified or supplemented from time to time (“ENFS Agreement”). In the event that the ENFS Agreement shall terminate for any reason, State Street agrees to provide prompt notice to the Funds of any such termination and State Street agrees to act reasonably and promptly to retain a replacement Vendor. Until such replacement Vendor has been retained by State Street and is operational, the Intermediary Access Services shall be suspended. If a replacement Vendor cannot be identified or retained, the Intermediary Access Services and this Schedule shall terminate.

b)	The Intermediary Access Services terms and conditions of use as published from time to time on the electronic access web site, security and encryption requirements, format, content and specific Shareholder information to be provided will be as agreed to by the Funds and the Shareholders, as applicable, and acceptable to the Vendor. If, in connection with the Intermediary Access Services, access to or use of such Intermediary Access Services requires a Financial Intermediary or user to “accept” various terms and conditions, State Street acknowledges that such terms and conditions are “accepted” by a Financial Intermediary or user or their designee in order to access or use the Intermediary Access Services and shall not be deemed to be “accepted” by the Fund.

c)	Each Fund represents and warrants that any Shareholder account, transaction and other information provided by the Fund to State Street and/or the Vendor (either directly or through State Street) (i) will not infringe or violate the rights of any third party, including, but not limited to, patents, copyrights, trademarks and trade secrets, (ii) will not be defamatory or obscene and (iii) will not violate any other applicable law.

d)

In the event that (A) State Street or the Vendor believes in good faith that a Fund or Shareholder has provided Shareholder information that (i) infringes or violates the rights of any third party, including, but not limited to, patents, copyrights, trademarks and trade secrets, (ii) is defamatory or obscene, or (iii) violates any other applicable law; then (B) State Street or the Vendor shall have the right, but not the obligation, to delete or destroy information relating to such breach and State Street and the Vendor may suspend Intermediary Access Services with respect to such Financial Intermediary immediately. Upon any event which may cause State Street to suspend Intermediary Access Services as described in this Section 1.2(d), if reasonably practicable, State Street will provide notice to the Funds thirty (30) business days prior to such suspension; provided, however, that if such Fund takes such action as may be requested by State Street to eliminate such event, State Street shall not suspend its provision of Intermediary Access Services, or, if its provision of Intermediary Access Services has been suspended, shall reinstate the provision of Intermediary Access Services hereunder.

e)	The ENFS Agreement provides for data protection provisions substantially similar to the data protection provisions set forth in the Information Security Program Agreement dated March 1, 2010 between State Street and the Company.

1.3	State Street agrees that any Shareholder information received by State Street in connection with the Intermediary Access Services is and shall remain the property of the Funds and if not previously provided to the Funds, will be returned to the Funds by State Street following any termination of the Intermediary Access Services by the Company, subject to record-keeping requirements to which State Street may be subject by law. State Street shall have no responsibility, obligation or liability with respect to any Shareholder information or other information transmitted to the Vendor by any person or entity other than State Street.

1.4	Neither State Street nor the Vendor shall be obligated to file any forms or information with any regulator, or enter into any agreement with the Financial Intermediaries or other persons, in connection with the Intermediary Access Services.

1.5	For purposes of the Intermediary Access Services, except as otherwise expressly stated in this Schedule, State Street makes no representation or warranty, either express or implied, concerning the Shareholder information or any other information, Intermediary Access Services, reports or analysis provided hereunder or by any third party.

1.6	The provisions of Section 1.5 shall survive the termination of the Agreement.

2.	Acknowledgments

2.1	Each Fund acknowledges and agrees that:

a)	State Street undertakes to comply with laws, rules and regulations applicable to its performance of the services under the Agreement. State Street is agreeing to provide the Intermediary Access Services, and is not undertaking and shall not be responsible for any aspect of compliance with applicable rules or regulations by the Funds or the Financial Intermediary;

b)	State Street’s provision of Intermediary Access Services hereunder is dependent upon the receipt by State Street of information, products and Intermediary Access Services from third parties, including without limitation, the Vendor;

c)	State Street shall have no responsibility for the confidentiality and use of any Financial Intermediary’s user ID, login, password and other security data, methods and devices, including mobile devices. Any Financial Intermediary utilizing the Intermediary Access Services under this Schedule will be solely responsible for all information requests electronically transmitted using its password and other security data;

d)	The Financial Intermediary shall have sole responsibility for obtaining Shareholder authorization for Financial Intermediary access to the information provided pursuant to the Intermediary Access Services described herein; and

e)	The Fund shall have sole responsibility for confirming that the Financial Intermediary has obtained Shareholder authorization for Financial Intermediary access to the information provided pursuant to the Intermediary Access Services described herein.

2.2	The provisions of this Section 2 shall survive the termination of the Agreement;

3.	Cooperation; Reliance on Information

3.1	Each Fund acknowledges and understands that State Street’s ability to provide the Intermediary Access Services under the terms and conditions set forth in this Schedule is contingent upon ongoing cooperation between the Funds and State Street. The Funds shall act in good faith to cooperate with State Street, to enable or assist State Street in performing any of the Intermediary Access Services. State Street shall act in good faith to cooperate with the Funds in performing the Intermediary Access Services.

3.2	In the course of discharging its duties hereunder and subject to Section 3.3, State Street may act in reasonable reliance on the data and information provided to it by or on behalf of a Fund or by any persons authorized by a Fund including, without limitation, any Shareholder.

3.3	Except as expressly stated otherwise in this Schedule, State Street shall have no responsibility for, or duty to review, verify or otherwise perform any investigation as to the completeness, accuracy or sufficiency of any data or information provided by a Fund, any persons authorized by such Fund including, without limitation, any Financial Intermediary and shall be without liability for any losses or damages suffered or incurred by any person as a result of State Street having relied upon and used such information in good faith.

3.4	The provisions of this Section 3 shall survive the termination of the Agreement.

4.	Intermediary Access Services - Intellectual Property

4.1	Each Fund acknowledges and agrees that all hardware, applications, databases, security, software, systems, interfaces, and technology of all types (“Technology”) used by State Street, the Financial Intermediaries, the Vendor and any other third party service provider to comply with or provide Intermediary Access Services under this Schedule are and shall remain the property of such party. No Fund or Financial Intermediary shall itself, or permit any third party or device to, (i) reproduce, modify or create derivative or other works of the Technology or any part thereof; (ii) license, distribute, disclose, rent, lease, grant a security interest in, or otherwise transfer the Technology to any third party, in whole or in part, standalone or in combination with any other product; (iii) reverse engineer, disassemble, decompile or otherwise attempt to derive the source code of any Technology or use the Technology to develop, enhance or modify products or systems that compete with State Street, the Vendor, any Financial Intermediary or other third party or that are intended for commercial distribution; (iv) knowingly take any action that jeopardizes the proprietary rights of others in the Technology; (v) alter, obscure or delete any copyright notices and trademarks contained in the Technology; or (vi) distribute the Technology on a standalone basis or for standalone use.

4.2	State Street represents and warrants to the best of its knowledge as of the date of this Schedule that: (i) its Vendor owns or has a valid license to the Intermediary Access Services; (ii) the Intermediary Access Services do not infringe on any third party intellectual property rights; and (iii) that its Vendor has the right to license and has licensed the Intermediary Access Services to State Street for use by the Funds hereunder.

TRANSFER AGENCY AND SERVICE AGREEMENT

APPENDIX A

Series of The Glenmede Fund, Inc.

Core Fixed Income Portfolio

Government Cash Portfolio

International Portfolio

Large Cap 100 Portfolio

Large Cap Growth Portfolio

Large Cap Value Portfolio

Long/Short Portfolio

Philadelphia International Fund

Small Cap Equity Portfolio

Strategic Equity Portfolio

Tax-Exempt Cash Portfolio

Total Market Portfolio

U.S. Emerging Growth Portfolio

Secured Options Portfolio

Philadelphia International Small Cap Fund

Philadelphia International Emerging Markets Fund

International Secured Options Portfolio